Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 2, 1996, except as to Note 16, which is as of August 28, 1996, appearing on page F-2 of Endogen, Inc.'s Annual Report on Form 10-K/A for the year ended May 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Boston, Massachusetts
November 13, 1996